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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF WRIGHT, LINDSEY & JENNINGS LLP]





                                  May 14, 2002

The Board of Directors
J.B. Hunt Transport Services, Inc.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas  72745

Re:      Registration Statement on Form S-3, as amended

Ladies and Gentlemen:

         We have acted as counsel to J.B. Hunt Transport Services, Inc., an Arkansas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration by the Company of an aggregate of 5,865,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share.

         In so acting, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion. We have assumed that (i) the Shares have been or will be issued against receipt of the consideration approved by the Board of Directors of the Company, which will be no less than the par value thereof, and (ii) the Shares have been or will be issued in compliance with applicable federal and state securities laws.

         Based on the foregoing, we are of the opinion that the Shares, when issued as contemplated by the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

         We are expressing these opinions as members of the Bar of the State of Arkansas and express no opinion as to any other law.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                            Very truly yours,

                                            WRIGHT, LINDSEY & JENNINGS LLP

                                            /s/ WRIGHT, LINDSEY & JENNINGS LLP